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                                                                Exhibit 4(b)(ii)


                     FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AND AGENCY AGREEMENT, dated as of August 29, 1994 (this "First Amendment"), among EAGLE-PICHER INDUSTRIES, INC., an Ohio corporation and a debtor and debtor in possession (the "Debtor"), MICHIGAN AUTOMOTIVE RESEARCH CORP., a Michigan corporation and a debtor and debtor in possession, EDI, INC., a Michigan corporation and a debtor and debtor in possession, DAISY PARTS, INC., a Michigan corporation and a debtor and debtor in possession, HILLSDALE TOOL AND MANUFACTURING CO., a Michigan corporation and a debtor and debtor in possession, EAGLE-PICHER MINERALS, INC., a Nevada corporation and a debtor and debtor in possession, and TRANSICOIL INC., a Pennsylvania corporation and a debtor and debtor in possession (collectively, the "Guarantors"), the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), and NBD BANK, N.A., as agent for the Banks (in such capacity, the "Agent").

                                   RECITALS

         A. The parties hereto have entered into a Credit and Agency Agreement dated as of November 5, 1992 (the "Credit Agreement"), which is in full force and effect.

         B. The Debtor desires to amend the Credit Agreement as herein provided, and the Banks and the Agent are willing to so amend the Credit Agreement on the terms and conditions set forth herein.

                                  AGREEMENT

         Based upon these recitals, the parties agree as follows:

         1. Amendment. Upon the Debtor satisfying the conditions set forth in paragraph 4 (the date that this occurs being called the "effective date"), the Credit Agreement shall be amended as follows:

            (a) The definition of "Automatic Termination Date" in Section 1.1 shallbe amended to read as follows:

            "'Automatic Termination Date' means the later of December 31, 1996, or any extended date established pursuant to Section 2.9."

            (b) Section 5.2(j) concerning Capital Expenditures shall be amended by deleting the figure "$35,000,000" and substituting therefor the figure "$50,000,000".


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         2. References to Credit Agreement. From and after the effective date of this First Amendment, references to the Credit Agreement in the Credit Agreement and all other Loan Documents (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

         3. Representations and Warranties. The Debtor and the Guarantors jointly and severally represent and warrant to the Banks and the Agent that:

            (a) (i) The execution, delivery and performance of this First Amendment and all agreements and documents delivered pursuant hereto by each of the Debtor and each Guarantor have been duly authorized by all necessary corporate action and does not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or By-Laws or Code of Regulations, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Debtor or any Guarantor is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by each of the Debtor and each Guarantor of this First Amendment and all agreements and documents delivered pursuant hereto; and (iii) this First Amendment and all agreements and documents delivered pursuant hereto by each of the Debtor and each Guarantor are the legal, valid and binding obligations of the Debtor and each Guarantor enforceable against each in accordance with the terms thereof.

            (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article IV (other than Section 4.5) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

            (c) The consolidated balance sheet of the Debtor and its Subsidiaries and the consolidated statements of income, retained earnings, and cash flows of the Debtor and its Subsidiaries for the fiscal year ended November 30, 1993, certified by the Debtor's accountants, and the interim consolidated balance sheet of the Debtor and its Subsidiaries and the interim consolidated statements of income, retained earnings, and cash flows of the Debtor and its Subsidiaries for the six-month period ended May 31, 1994, copies of which have been furnished to the Banks, fairly present the consolidated financial condition of the Debtor and its Subsidiaries as at the date thereof, and the consolidated results of operations of the Debtor and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject in the case of the interim statements to year-end audit adjustments). There has been no material adverse change in the business, properties, operations, or condition, financial or otherwise, of the Debtor and its Subsidiaries, on a consolidated basis, since November 30, 1993. There are no liabilities of the Debtor or any Subsidiary, fixed or contingent, which are material but are not reflected in such financial statements or the notes thereto.

            (d) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.


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         4. Conditions to Effectiveness. This First Amendment shall not become effective until the Agent has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the
Agent:

            (a) Copies, certified as of the effective date hereof, of such corporate documents of the Debtor and each Guarantor, including articles of incorporation, bylaws (or certifying as to the copies of the articles of incorporation and by-laws previously delivered to the Banks), and incumbency certificates, and such documents evidencing necessary corporate action by the Debtor and each Guarantor with respect to this First Amendment and all other agreements or documents delivered pursuant hereto;

            (b) The favorable written opinion of counsel for the Debtor and the Guarantors, relating to those matters referenced in Section 3(a) of this First Amendment, Section 4.1 of the Credit Agreement, and as to such other matters as the Banks may reasonably request, such opinion to be in form and substance satisfactory to the Banks;

            (c) A certified copy of an order of the Bankruptcy Court authorizing and approving this First Amendment;

            (d) An amendment fee of $200,000 is paid to the Agent for the account of each Bank, such amount to be distributed by the Agent pro rata to the Banks based on their respective Commitment Percentages; and

            (e) Such additional agreements and documents, fully executed by the Debtor and its Subsidiaries, reasonably requested by the Agent.

         5. Execution by Guarantors. Each of the Guarantors is joining in the execution of this First Amendment for the purpose of acknowledging and agreeing to all of the terms hereof and confirming the continued effect of the Credit Agreement and all other obligations to be observed or performed by each such Guarantor thereunder. Without limiting the foregoing, each Guarantor fully consents to the terms and provisions of this First Amendment and all other agreements and documents delivered pursuant hereto and the consummation of the transactions contemplated hereby.

         6. Miscellaneous. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other Loan Documents are hereby ratified and confirmed by the Banks, the Agent, the Debtor and the Guarantors and shall remain in full force and effect, and the Debtor and each Guarantor hereby acknowledge that they have no defense, offset or counterclaim with respect thereto.

         7. Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart.

         8. Governing Law. This First Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such


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state and without giving effect to the choice law principles of such state.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

EAGLE-PICHER INDUSTRIES, INC.
an Ohio corporation and
Debtor and Debtor in
Possession

By: /s/ David N. Hall                    And By: /s/ Harry A. Neely
   ------------------------                     -------------------
Its: Senior Vice President-              Its: Treasurer
       Finance

HILLSDALE TOOL AND                       MICHIGAN AUTOMOTIVE
MANUFACTURING CO.                        RESEARCH CORP.
a Michigan corporation and               a Michigan corporation and
Debtor and Debtor in                     Debtor and Debtor in
Possession                               Possession

By: /s/ Harry A. Neely                   By: /s/ Harry A. Neely
   --------------------                     --------------------
Its: Vice President                      Its: Vice President

EDI, INC.                                EAGLE-PICHER MINERALS, INC.
a Michigan corporation and               a Nevada corporation and
Debtor and Debtor in                     Debtor and Debtor in
Possession                               Possession

By: /s/ Harry A. Neely                  By: /s/ Harry A. Neely
   --------------------                    --------------------
Its: Vice President                     Its: Vice President

DAISY PARTS, INC.                       TRANSICOIL INC.
a Michigan corporation and              a Pennsylvania corporation
Debtor and Debtor in                    and Debtor and Debtor in
Possession                              Possession

By: /s/ Harry A. Neely                  By: /s/ Harry A. Neely
   --------------------                    ----------------------
Its: Vice President                     Its: Vice President


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                                       NBD BANK, N.A.

                                       By: /s/ Gary C. Wilson
                                          --------------------
                                             Gary C. Wilson

                                       Its: Vice President

THE BANK OF NOVA SCOTIA                STAR BANK, N.A., CINCINNATI

By: /s/ F.C.H. Ashby                   By: /s/ Wm. Goodwin, VP
   ------------------                     --------------------
      F.C.H. Ashby

Its: Senior Manager Loan Operations    Its: Vice President

PNC BANK, OHIO, N.A. (formerly         NBD BANK, N.A., as Agent
known as The Central Trust
Company, N.A.)

By: /s/ David F. Knuth                 By: /s/ Gary C. Wilson
   --------------------                   --------------------
      David F. Knuth                         Gary C. Wilson

Its: Vice President                    Its: Vice President